CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 3 to the Registration Statement (Form N-2, No. 811-23172) of Pioneer ILS Bridge Fund, and to the incorporation by reference of our report, dated December 18, 2020, on Pioneer ILS Bridge Fund, included in the Annual Report to Shareholders for the fiscal year ended October 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 24, 2021